                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           SMITH INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           SMITH INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 1994
                             ---------------------

To Our Shareholders:

     The annual meeting of shareholders of Smith International, Inc. (the "Company") will be held at the Wyndham Hotel Greenspoint, 12400 Greenspoint Drive, Houston, Texas, on Wednesday, April 27, 1994, at 10:00 a.m. (local time), for the following purposes:

          1. To elect three persons as Class II directors of the Company to hold office for a term of three years.

          2. To approve an amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan to increase the number of shares authorized thereunder from 1,000,000 to 2,500,000.

          3. To approve the appointment of Arthur Andersen & Co. as auditors for the ensuing year.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Provision is made on the enclosed proxy card for your direction as to the matters set forth as items 1, 2 and 3 above. Further information concerning these matters is set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed March 4, 1994, as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof. Only holders of record of the Company's Common Stock, $1 par value, at the close of business on such date will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors

                                            Neal S. Sutton
                                            Secretary

March 25, 1994

[LOGO]  SMITH INTERNATIONAL, INC.
        P.O. BOX 60086
        HOUSTON, TX 77205-0068

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smith International, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held at 10:00 a.m. (local time), on Wednesday, April 27, 1994, and any adjournments thereof, for the purpose of electing three Class II directors, reserving an additional 1,500,000 shares for the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan, approving the appointment of the independent auditors for 1994 and transacting such other business as may properly come before the meeting. This Proxy Statement and the accompanying proxy card are first being mailed on or about March 25, 1994 to the shareholders of record on March 4, 1994.

     Voting Rights and Vote Required. Holders of Common Stock $1 par value (the "Common Stock") of the Company at the close of business on March 4, 1994, the record date, are entitled to vote at the meeting. On the record date, 39,314,667 shares of Common Stock were outstanding, each share being entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock on the record date constitutes a quorum for the transaction of business by such holders at the annual meeting. Abstensions will be counted for purposes of determining whether a quorum is present and will be counted as voting. Broker non-votes are not counted for purposes of voting.

     In the election of directors, the nominees receiving the highest number of votes cast will be elected. Approval of the amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan and the appointment of the independent auditors will require the affirmative vote of the holders of shares having a majority of the voting power of the shares present or represented at the meeting.

     Voting of Proxies. In connection with the solicitation by the Board of Directors of proxies for the forthcoming annual meeting, the Board of Directors has designated Douglas L. Rock and Loren K. Carroll as proxies. The shares represented by all properly executed proxies received in time for the meeting will be voted in accordance with the choice specified on the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock will be voted FOR election of the nominees listed below under "Election of Directors." Where no choice is specified, the shares of Common Stock will be voted FOR the amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan and FOR the approval of the appointment of Arthur Andersen & Co. as the Company's independent auditors for the year ending December 31, 1994. As to any other business that may properly come before the meeting, the proxies will vote in accordance with their best judgment. The Board of Directors does not presently know of any other such business.

     Revocability of Proxy. The giving of the enclosed proxy does not preclude the shareholder from voting in person at the meeting should the shareholder so desire. The proxy may be revoked at any time prior to the exercise thereof by delivering to the Secretary of the Company a written revocation thereof, by duly executing a proxy bearing a later date or by attending the meeting and voting in person.

I. ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The Board of Directors presently consists of seven directors, two in Class I, three in Class II and two in Class III, whose terms of office expire with the 1996, 1994 and 1995 annual meetings, respectively, and until their successors are elected and qualified.

     At each annual meeting, directors are chosen for three-year terms to succeed those in the class whose term expires at that annual meeting. The Board is actively seeking to enlarge the number of directors and is presently considering a number of potential candidates.

     At the 1994 annual meeting, shareholders will elect three Class II directors to serve until the 1997 annual meeting of shareholders and until their respective successors are elected and qualified. The Board of Directors has nominated three persons for election as Class II directors; all of whom, Messrs. Bailar, Rock and Rollins, presently serve as Class II directors of the Company.

     The Board of Directors presently knows of no reason why any of the nominees for election as directors will not be available for election or, if elected, will be unable to serve as a director, but if any nominee should be unavailable for election or, if elected, unable to serve as a director, the proxies reserve the right to substitute a nominee of their choice and to vote for such other person in the place and stead of any nominee unable to serve.

     A brief biography of each nominee for election as a director and each other director whose term continues after the 1994 annual meeting of the Company, including the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by him as of March 4, 1994, based upon information furnished by each Director, is presented below:

                                    NOMINEES

     Directors to be elected to Class II for term expiring in 1997:

                        BENJAMIN F. BAILAR, 59, was elected to the Board of Directors on
- ---------------------   February 24, 1993 and is the Chairman of the Audit Committee of the
                        Board of Directors. Mr. Bailar is the Dean and H. Joe Nelson, III
                        Professor of Administration of Jesse H. Jones Graduate School of
       Picture          Administration of Rice University and has held this position since
                        September 1, 1987. Mr. Bailar is also a director of Dana Corporation,
- ---------------------   Transco Energy Company, First Interstate Bank of Texas and the U.S.
                        Can Company.
                        DOUGLAS L. ROCK, 47, is the Chairman of the Board of Directors and a
- ---------------------   member of the Executive Committee of the Board. He was elected
                        Chairman of the Board of Directors on February 26, 1991. Mr. Rock has
                        been with the Company since 1974 and has been Chief Executive Officer,
       Picture          President and Chief Operating Officer since March 31, 1989. He was appointed President and Chief Operating Officer in December 1987.
- ---------------------   During his career with the Company, Mr. Rock has held the positions of
                        President of the Company's Smith Tool division from 1985 to 1987,
                        President of the Company's Drilco division from 1982 to 1985, Senior
                        Vice President of Operations from 1980 to 1982. Mr. Rock is also a director of Lomas Financial Corporation, the Petroleum Equipment
                        Suppliers Association (PESA) and Junior Achievement of Southeast
                        Texas, Inc.

                        H. MOAK ROLLINS, 72, was elected to the Board on April 13, 1987 and is
- ---------------------   a member of the Audit Committee of the Board of Directors. He served as Chief Executive Officer and Chairman of the Board of the Company
                        from December 1987 until April 1988. Mr. Rollins was a Commissioner of
       Picture          the Public Utility Commission of Texas ("PUC") from 1979 to March 1983 and was Chairman of the PUC from February 1982 to March 1983. From
- ---------------------   September 1983 to December 1987, Mr. Rollins was President and a
                        Director of FINANCO, Inc., a financial consulting firm. He rejoined
                        FINANCO, Inc. from July 1, 1988 to December 31, 1991 as a Vice
                        President and Director. Since that time, Mr. Rollins has been an independent consultant in financial analysis.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

     Directors of Class III to continue in office until 1995:

                        JAMES R. GIBBS, 49, was elected to the Board of Directors on December
- ---------------------   12, 1990, and is the Chairman of the Compensation and Benefits
                        Committee and a member of the Audit Committee of the Board of
                        Directors. Mr. Gibbs was President and Chief Operating Officer of
       Picture          Wainoco Oil Corporation from January 1, 1987 to April 1, 1992, at which time he assumed the position of President and Chief Executive
- ---------------------   Officer. He joined Wainoco Oil Corporation in February 1982 as Vice
                        President of Finance and Administration, and was appointed Executive
                        Vice President in September 1985. Mr. Gibbs is a director of Wainoco
                        Oil Corporation.
                        JERRY W. NEELY, 57, is the Chairman of the Executive Committee and a
- ---------------------   member of the Compensation and Benefits and Audit Committees of the
                        Board of Directors. He has held a number of positions with the Company from 1965 to 1987. He was elected Chairman of the Board in 1977 and
       Picture          served in that capacity until December 1987. Since that time, Mr.
       to come          Neely has been a private investor. Mr. Neely is also a member of the
                        Board of Trustees of the University of Southern California.
- ---------------------

     Directors of Class I to continue in office until 1996:

                        G. CLYDE BUCK, 56, was elected to the Board of Directors on December
- ---------------------   10, 1992 and is a member of the Compensation and Benefits Committee of the Board of Directors. Mr. Buck has had extensive experience in energy-related matters. He received a B.A. in economics from Williams
       Picture          College and a M.B.A. from Harvard and is currently a Managing Director in the Houston corporate finance office of the investment banking firm
- ---------------------   of Rauscher Pierce Refsnes, Inc., a position he has held since 1983.
                        LOREN K. CARROLL, 50, was elected to the Board of Directors on
- ---------------------   November 12, 1987 and is a member of the Executive Committee of the
                        Board of Directors. Mr. Carroll joined the Company in December 1984 as
                        Vice President and Chief Financial Officer; in January 1988 he was
       Picture          appointed Executive Vice President and Chief Financial Officer and
                        served in that capacity until March 1989. Mr. Carroll was President of
- ---------------------   Geneva Business Services and a Director of the Geneva Companies, an
                        investment banking firm, from March 1989 until October 1992 when he rejoined the Company as Executive Vice President and Chief Financial
                        Officer. On March 16, 1994, Mr. Carroll was additionally named the
                        President and Chief Executive Officer of M-I Drilling Fluids Company,
                        L.L.C., a company in which the Company holds a 64% interest. From 1965 to 1984, Mr. Carroll was with the international public accounting firm of Arthur Andersen & Co. and was a managing partner from 1980 to
                        December 1984.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The table below sets forth the ownership as of March 4, 1994 of the Company's Common Stock by (i) each of the Company's directors, (ii) each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them:

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                       ----------------------
                                                                       NUMBER OF     PERCENT
                                  NAME                                  SHARES       OF CLASS
    -----------------------------------------------------------------  ---------     --------
    Benjamin F. Bailar(1)............................................     2,400        *
    G. Clyde Buck(1).................................................       400        *
    Loren K. Carroll(2)(3)...........................................    75,107        *
    Bryan L. Dudman(2)(3)............................................    40,530        *
    James R. Gibbs(1)................................................       700        *
    D. Barry Heppenstall(2)(3).......................................    47,509        *
    Jerry W. Neely(1)................................................   356,302        *
    Douglas L. Rock(2)(3)............................................    97,083        *
    H. Moak Rollins(1)...............................................   140,600        *
    Neal S. Sutton(2)................................................    14,220        *
    All directors and executive officers as a group (12
      persons)(1)(2)(3)..............................................   781,561        1.99%

- ---------------

 *  Less than 1%.

(1) The shares shown as beneficially owned by Messrs. Buck, Bailar, Rollins, Gibbs and Neely include 200 shares to be issued to each such outside director on or about April 27, 1994, pursuant to the Smith International, Inc. Stock Plan for Outside Directors.

(2) Includes shares issuable upon exercise of stock options exercisable within 60 days of the date of this proxy statement as follows: Mr. Carroll:
     20,000; Mr. Dudman: 33,595; Mr. Heppenstall: 40,096; Mr. Rock: 76,750; Mr.
     Sutton: 14,220; and all directors and executive officers as a group:
     191,371.

(3) Includes shares held in the Company's 401(k) Retirement Plan as follows: Mr.
     Carroll: 2,407; Mr. Dudman: 6,913; Mr. Heppenstall: 3,076; and Mr. Rock:
     20,333.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1993 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE
BOARD

     The Board of Directors has an Audit Committee, consisting of Messrs. Bailar, Gibbs, Neely and Rollins and a Compensation and Benefits Committee consisting of Messrs. Gibbs, Buck and Neely. The Board of Directors does not have a Nominating Committee. The Audit Committee reviews the financial statements of the Company, the Company's internal auditing program, internal controls system and the quality and depth of its internal accounting staff and meets with representatives of the Company's independent public accountants and with its internal auditors. The Audit Committee reviews all professional services performed by the Company's independent public accountants in order to assure the continued independence of such accountants. During 1993, the Audit Committee held three meetings.

     The Compensation and Benefits Committee reviews the compensation and benefits programs of the Company, salary and benefits matters pertaining to executive officers and the management and operations of the Company's retirement benefit plans. During 1993, this committee held three meetings.

     During 1993, the Board of Directors held six meetings. Each of the directors attended at least 75% of the meetings of the Board of Directors and of all committees on which they served.

     The Company pays a retainer of $4,000 per calendar quarter plus $1,500 for each meeting attended to all directors who are not employed by the Company. In addition, the Company pays the Chairmen of the Audit Committee and the Compensation and Benefits Committee a quarterly retainer of $750, pays the other members of those committees a quarterly retainer of $500, and pays all members of each committee named and of any other committee on which they sit $750 for each meeting attended. No such retainer or other fee is payable to a director who is a full-time employee of the Company. Members of more than one committee receive fees for each committee on which they serve. Directors are reimbursed for all expenses, including travel and lodging expenses, related to their duties as directors and committee members.

     Effective January 1, 1984 all non-employee directors became eligible to participate in the Company's Directors' Retirement Plan. Under the plan each director who has at least ten years of service as a non-employee director and who retires at age 70 or thereafter, is entitled to receive an annual retirement benefit of $20,000 for life. After the director's death his surviving spouse will receive an annual benefit of $10,000 for life under certain conditions. The Board of Directors may at its discretion provide for early commencement of benefits to a director who retires between ages 55 and 70 with ten years of service or to the surviving spouse of a director with ten years of service who dies between ages 65 and 70. The plan is funded from the general assets of the Company. Mr. A. M. Birnie resigned as a member of the Board of Directors on April 13, 1984, Mr. Basil P. Kantzer resigned on October 22, 1985, Mr. James W. Roche resigned on September 1, 1987, and

Messrs. Robert L. Flynne, E.O. Rodeffer and Harold H. Smith resigned on November 12, 1987. Messrs. Birnie, Kantzer, Roche, Flynne, Rodeffer and Smith are presently receiving benefits under the Directors' Retirement Plan. Messrs. Carroll and Rock are not eligible to participate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Gibbs, Buck and Neely are members of the Company's Compensation and Benefits Committee. During 1993, neither Mr. Gibbs, Mr. Buck or Mr. Neely were officers or employees of the Company or any of its subsidiaries, and neither had any relationship with the Company requiring disclosure by the Company under Item 404 of Regulation S-K.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1991, 1992 and 1993, of the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                         ---------------------------------------------------
                                                                                                    PAYOUTS
                                                                                 AWARDS            ----------
                                           ANNUAL                        -----------------------   LONG TERM
                                        COMPENSATION                     RESTRICTED   SECURITIES   INCENTIVE
                                      -----------------   OTHER ANNUAL     STOCK      UNDERLYING      PLAN       ALL OTHER
   NAME OF INDIVIDUAL AND             SALARY              COMPENSATION     AWARDS      OPTIONS      PAYOUTS     COMPENSATION
     PRINCIPAL POSITION        YEAR    $(1)     BONUS $       $(2)          $(3)         #(4)          $            $(5)
- -----------------------------  ----   -------   -------   ------------   ----------   ----------   ----------   ------------
Douglas L. Rock                1993   399,240   250,000       5,769             --      133,500          --         7,075
President and Chief            1992   350,012        --          --         26,875       43,500          --         9,125
Executive Officer              1991   349,897   128,000          --        136,300       20,000          --        11,943
Loren K. Carroll               1993   240,006   150,000      52,819(6)          --       57,600          --         7,075
Executive Vice President       1992    49,847    20,000          --             --       20,000          --         2,189
and Chief Financial Officer    1991        --        --          --             --           --          --            --
Bryan L. Dudman                1993   219,704    66,000       9,682             --       41,300          --         4,717
Vice President                 1992   200,000        --          --         11,755       19,065          --         4,200
Worldwide Sales                1991   199,942    70,000          --         59,618        8,750          --         5,599
David B. Heppenstall           1993   179,923    54,000       6,928             --       32,000          --         6,688
Vice President and             1992   173,269        --          --         11,755       19,065          --         5,498
General Manager -- Drill Bits  1991   170,000    45,000          --         59,632        8,750          --         5,452
Neal S. Sutton                 1993   179,846   100,000          --             --       32,000          --         7,075
Vice President --              1992   163,077        --          --         13,438       15,940          --         5,195
Administration, General        1991   139,904    25,000          --         11,760       10,000          --         4,878
Counsel and Secretary

- ---------------

(1) The amounts in this column include compensation deferred by the Named Officers in 1993 pursuant to the Smith International, Inc. Supplemental Executive Retirement Plan ("SERP").

(2) The amounts in this column include the Company's contribution to the Named Officers' accounts in the SERP in 1993, excluding interest (at 120% of the applicable Federal long-term rate).

(3) The amounts in this column reflect the fair market value at the time of the award of restricted stock granted in 1989, 1990 and 1991 which vested in 50% increments in 1991 and 1992. No restricted stock was awarded and no restricted stock vested in 1993. As of December 31, 1993, there were no shares of restricted stock outstanding.

(4) Certain of the options granted in 1993 are subject to shareholder approval of an amendment to increase the number of shares authorized under the Company's Long-Term Incentive Compensation Plan, which amendment is discussed at pages 14-16 below.

(5) This column reflects the Company's contributions to the Smith International, Inc. 401(k) Retirement Plan.

(6) Mr. Carroll was reimbursed by the Company for moving expenses of $40,701 pursuant to the Company's corporate relocation program.

OPTION/SAR GRANTS IN 1993

     The following table shows all grants of options to the Named Officers in 1993. No stock appreciation rights were granted in 1993.

                                                              INDIVIDUAL GRANTS
                             ------------------------------------------------------------------------------------
                              NUMBER OF
                              SECURITIES
                              UNDERLYING      % OF TOTAL
                                OPTION      OPTIONS GRANTED   EXERCISE OR                         GRANT DATE
                                GRANTS       TO EMPLOYEES     BASE PRICE                         PRESENT VALUE
           NAME                  #(1)           IN 1993         $/SHARE     EXPIRATION DATE          $(2)
- ---------------------------  ------------   ---------------   -----------   ---------------   -------------------
Douglas L. Rock............     73,500            30.4           10.31           5-18-03           $ 389,500
                                60,000                            8.38          12-09-03             258,600
Loren K. Carroll...........     32,600            13.1           10.31           5-18-03             172,780
                                25,000                            8.38          12-09-03             107,750
Bryan L. Dudman............     27,300             9.4           10.31           5-18-03             144,690
                                14,000                            8.38          12-09-03              60,340
David B. Heppenstall.......     18,000             7.3           10.31           5-18-03              95,400
                                14,000                            8.38          12-09-03              60,340
Neal S. Sutton.............     18,000             7.3           10.31           5-18-03              95,400
                                14,000                            8.38          12-09-03              60,340

- ---------------

(1) Options were granted to the Named Officers on May 19, 1993 and on December 10, 1993 at exercise prices of $10.31 and $8.38, respectively. The options granted at $10.31 are subject to shareholder approval of an amendment to increase the number of shares authorized under the Company's Long-Term Incentive Compensation Plan, which amendment is discussed at pages 14-16 below. The exercise price per share is equal to the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted vest at a rate of 25% per year and will not begin to become exercisable until May 19, 1994 and December 10, 1994, respectively. If a change of control occurs, vesting of all outstanding options is subject to acceleration by the Compensation and Benefits Committee.

(2) Present value was calculated using the Black-Scholes option pricing model adapted for use in valuing executive stock options. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables such as interest rate and stock price volatility.

AGGREGATED OPTION EXERCISES IN 1993 AND DECEMBER 31, 1993 OPTION VALUES

     The following table provides information as to options exercised by each of the Named Officers during 1993 and the value of options held by such officers at December 31, 1993 measured in terms of the closing price of the Company's Common Stock on December 31, 1993.

                                                           NUMBER OF SECURITIES
                                                                                           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                           SHARES                      OPTIONS AT DECEMBER 31, 1993         DECEMBER 31, 1993
                         ACQUIRED ON       VALUE                    #                              $(1)
                          EXERCISE       REALIZED      ----------------------------    ----------------------------
         NAME                 #              $         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------  -----------    -----------    -----------    -------------    -----------    -------------
Douglas L. Rock........         --             --         55,875         181,125         $ 4,024         $34,271
Loren K. Carroll.......         --             --         20,000          57,600              --           9,250
Bryan L. Dudman........         --             --         24,454          62,161           1,763          10,471
David B. Heppenstall...         --             --         30,954          52,861          22,888          10,471
Neal S. Sutton.........         --             --          8,985          43,955           1,012           8,216

- ---------------

(1) Value based on the closing price on the New York Stock Exchange Composite Tape for the Common Stock on December 31, 1993 ($8.75).

COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to shareholders. To meet this overall objective, the Company's executive compensation program has been structured and implemented as explained below by the Compensation and Benefits Committee (the "Committee") to provide competitive compensation opportunities and various incentive award payments based on Company and individual performance, as well as to link compensation to financial targets which affect short and long term share price performance. All members of the Committee are independent, non-employee directors. An independent compensation consultant, Towers Perrin, retained by the Committee, has advised the Committee on all compensation matters since 1989.

     Base Salary Program. The objective of the Company's base salary program for key management positions is to provide base salaries that are consistent with competitive market norms for companies similar in size, activity and complexity to the Company. Salary levels are generally targeted to and correspond to the median of the range of compensation paid by such other similar companies. The companies that comprise the Peer Group described in the performance graph are some of the companies used by the Committee in establishing base salary. The Committee estimates an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys and its compensation consultant. This information is used in creating the basic structure of the executive compensation program. However, in establishing the executive compensation program, the Committee considers total compensation and not solely base salary levels. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are competitive within a range that the Committee considers to be necessary and reasonable. In 1993, five executive officers received merit increases.

     Annual Incentive Compensation. The Company's pay-for-performance plan includes cash incentive awards that are determined and paid based on the achievement of performance objectives established for the fiscal year and an assessment by the Committee of each individual participant's contribution to the Company for the year. Targeted annual incentive award levels are determined for plan eligible positions each year using data obtained from the Company's independent consultant.

     The target incentive awards for 1993 for eligible Company executives were based on various company, business unit and individual performance measures. Individual performance is assessed in both a quantitative and qualitative fashion for purposes of determining individual annual incentive awards. The Committee does not use a specific formula for weighing these individual performance measures, but the key factor considered in this assessment is the extent to which the individual contributed to the Company's business success in his or her area of responsibility. No awards were made in 1993 under the Annual Incentive Plan for fiscal year 1992 to eligible executives due to the Company's performance in 1992; however, a bonus was paid in May 1993 to 68 individuals (including the Named Officers) who contributed to the successful closing of the sale of the Company's directional drilling business to Halliburton.

     Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Stock, the best interests of the shareholders and executives will be closely aligned. Therefore, executives and managers are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock at a specified price in the future. The number of stock options granted to executive officers is based on such officer's ability to influence the Company's performance. In addition, in granting stock options, the Committee considers both the total compensation of an executive officer as well as the amount of stock options previously awarded.

     Since no officers are currently receiving "applicable employee remuneration" which approaches the limit of $1 million, the Committee has not yet addressed the compensation deduction cap imposed by Section 162(m) of the Internal Revenue Code, which is effective for years after 1993.

     Chief Executive Officer Compensation. As described above, the Committee determines pay levels for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for similar positions. A significant portion of the compensation for the Chief Executive Officer is based upon the Company's performance. Specific actions taken by the Committee regarding Mr. Rock's compensation are summarized below.

     BASE SALARY -- The base compensation of Mr. Rock was increased effective February 26, 1991 when he became Chairman of the Board. The increase was based upon the additional duties and responsibilities he assumed and was determined after a review of comparative data. Effective January 1, 1993, Mr. Rock's base compensation was increased to $400,000 based on recommendations to the Committee by the independent consultant -- Towers Perrin.

     ANNUAL INCENTIVE -- No annual incentive bonus was paid to Mr. Rock in 1993 for 1992 due to the Company's performance; however, a special bonus of $250,000 was paid to Mr. Rock in May 1993 for his contributions to the successful closing of the sale of the Company's directional drilling business to Halliburton Company on March 29, 1993.

     STOCK OPTIONS -- Non-qualified stock options to purchase an aggregate of 73,500 shares were granted to Mr. Rock on May 19, 1993 at the recommendation of the Committee. In addition, non-qualified stock options to purchase an aggregate of 60,000 shares were granted to Mr. Rock on December 10, 1993, subject to shareholder approval of the amendment to the Company's Long-Term Incentive Compensation Plan. All options were granted at 100% of fair market value on the date of grant. The performance sensitivity of the grant is built into the option concept, since the options produce no gain for the optionee unless the Company's share price rises over the initial grant price.

                                            Compensation Committee

                                            James R. Gibbs, Chairman
                                            G. Clyde Buck
                                            Jerry W. Neely

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The performance graph shown below was prepared by Standard & Poors Compustat for use in this proxy statement. The graph was prepared based upon the following assumptions:

          1. $100 was invested in the Company's Common Stock, the S&P 500 and the Peer Group (as defined below) on December 31, 1988.

          2. Peer Group returns are weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

          3. Dividends are reinvested monthly.

     The Company's peer group (the "Peer Group") are comprised of the following companies in the same general line of business as the Company: Baker Hughes, Inc., BJ Services Co., Daniel Industries, Dresser Industries, Inc., Enterra Corp., Halliburton Company and Tuboscope VETCO International.

     The Company's Peer Group changed substantially when compared to the Company's 1992 Proxy Statement due to the sale of the Company's directional drilling business. The Company's 1992 peer group data was provided by Simmons & Company International using data from the Simmons & Company International Diversified Oilfield Services ("D.O.S.") Index. The data for this index is reflected in the graph below as the "D.O.S. Index."

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF
                      COMPANY, PEER GROUP AND BROAD MARKET

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            SMITH          S&P 500      D.O.S. INDEX     PEER GROUP
1988                                    100.00          100.00          100.00          100.00
1989                                    147.10          131.70          216.40          165.40
1990                                    177.90          127.60          223.00          171.10
1991                                     91.20          166.50          179.90          132.20
1992                                    100.00          179.20          155.00          135.40
1993                                    102.90          197.20          207.40          151.80

PENSION PLAN

     Smith International, Inc. Pension Plan. The Company maintains a defined benefit pension plan (the "Pension Plan") which is currently frozen. The Company has received a determination letter from the Internal Revenue Service that the Pension Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Effective March 1, 1987, benefit accruals under the Pension Plan were frozen and the amount of the pension benefit was fixed for all eligible employees based only upon benefit accruals from September 1, 1985 to March 1, 1987. Any benefits payable under the Pension Plan are offset by any benefits paid under a previous pension plan of the Company.

     The following table sets forth the estimated annual benefits, payable as a life annuity, under the Pension Plan (and the Supplemental Pension Plan, described below) at various remuneration levels and for representative years of credited service at normal retirement date. Calculations assume retirement on December 31, 1993, but reflect the freezing of benefit accruals and the fixing of pension benefits under the Pension Plan effective March 1, 1987.

                               PENSION PLAN TABLE

               AVERAGE ANNUAL
                COMPENSATION
                FOR 60 MONTHS                        ESTIMATED CURRENT ANNUAL PENSION FOR
               IN THE LAST 120                   REPRESENTATIVE YEARS OF CREDITED SERVICE(1)
              MONTHS PRECEDING             --------------------------------------------------------
                MARCH 1, 1987              15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
    -------------------------------------  --------    --------    --------    --------    --------
      $125,000...........................  $  3,280    $  3,280    $  3,280    $  3,280    $  3,280
       150,000...........................     3,940       3,940       3,940       3,940       3,940
       175,000...........................     4,590       4,590       4,590       4,590       4,590
       200,000...........................     5,250       5,250       5,250       5,250       5,250
       225,000...........................     5,910       5,910       5,910       5,910       5,910
       250,000...........................     6,560       6,560       6,560       6,560       6,560
       300,000...........................     7,875       7,875       7,875       7,875       7,875
       400,000...........................    10,500      10,500      10,500      10,500      10,500
       450,000...........................    11,810      11,810      11,810      11,810      11,810
       500,000...........................    13,125      13,125      13,125      13,125      13,125

- ---------------

(1) The Code limits the maximum annual benefit under qualified defined benefit retirement plans such as the Pension Plan to $90,000, as adjusted to reflect increases in the cost of living (currently $118,800). The Code also limits the amount of compensation that may be taken into account in determining benefits under a defined benefit plan to $200,000, as adjusted to reflect increases in the cost of living (currently $242,280).

     Since benefit accruals under the Company's Pension Plan have been frozen since March l, 1987, the years of service for purposes of the Pension Plan for the Named Officers is only the period from September l, 1985 to March l, 1987.

     The annual pension benefit that would be payable at age 65 under the prior Pension Plan to the Named Officers are as follows: Mr. Rock: $27,613; Mr.
Carroll: $1,776; Mr. Dudman: $5,541; Mr. Heppenstall: $9,036; and Mr. Sutton:
$-0-.

     Smith International, Inc. Supplemental Pension Plan. It is the policy of the Company to permit certain senior employees to retire at age 60. In order to provide such employees with benefits equivalent to those that would have been paid had the employee remained in service until age 65, the Company has adopted the Smith International, Inc. Supplemental Pension Plan (the "Supplemental Pension Plan") which is an unfunded pension plan. The Supplemental Pension Plan provides a benefit in an amount which, in conjunction with the benefits payable under the Pension Plan, results in the same pension payment as the employee would have received under the Pension Plan if the employee were to retire at age
65. Participants who attain age 55 while actively employed by the Company and accrue five years of service with the Company while participating in the Pension Plan are vested in their benefit. The employees subject to this policy are those who have served as chief executive officer, president, vice president, treasurer, secretary, controller or president of a division. If the participant retires prior to or after age 60, the participant's Supplemental Pension Plan benefit may be reduced accordingly. If the participant dies after attaining age 55, the participant's spouse will be entitled to a survivor's benefit. The Supplemental Pension Plan is not a qualified retirement plan under the Code.

SMITH INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

     The Company adopted the SERP effective October 1, 1993. The SERP is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"). It is a non-qualified, deferred compensation plan covering those executives of the Company who are selected by the Committee. The primary purpose of the SERP is to provide executives affected by the Code limitations under the Company's 401(k) Retirement Plan (the "401(k) Plan") with the opportunity to defer a portion of their current compensation until retirement. Distributions may generally be made following a participant's termination of employment for whatever reason. A participant in the SERP may defer up to 50% of his or her salary for a plan year ending December 31. A participant may also defer up to 100% of any Annual Incentive bonus to be awarded during the plan year. As described below, the Company may also make contributions to the SERP on behalf of its participants.

     Age-Weighted Contributions. Effective as of the last day of each quarter during a plan year, an age-weighted contribution with respect to each participant may be allocated under the SERP based on the participant's age-weighted contribution percentage ("AWCP") ranging from 2 to 6%. To compute a participant's age-weighted contribution for a plan year, his or her AWCP is multiplied by the difference between the participant's (i) "Total 401(k) Compensation" (defined below) and his or her (ii) "Net 401(k) Compensation" (defined below). "Total 401(k) Compensation" generally means the total of all cash amounts payable by the Company to or for the benefit of a participant for services rendered during a plan year including deferred amounts. "Net 401(k) Compensation" generally means Total 401(k) Compensation, less participant contributions to the SERP, but not to exceed $150,000 for any plan year.

     Matching Contributions. To the extent that a SERP participant's account under the 401(k) Plan is precluded during a plan year from receiving any matching contribution under the 401(k) Plan as the result of limits imposed by the Code, then such participant will be eligible to receive an allocation of matching contributions under the SERP. The SERP matching contribution is based on a formula set forth in the SERP that is intended to provide the participant with the full amount of matching contributions that he or she would have been eligible to receive under the Company's 401(k) Plan without regard to the applicable limits of the Code. In no event will matching contributions for a plan year allocated on behalf of the same participant in both the SERP and 401(k) Plan exceed 6% of his or her Total 401(k) Compensation net of any incentive bonus.

     Discretionary Profit Sharing Contributions. The Committee may, in its discretion, determine the amount of any Company profit sharing contribution for a plan year to be credited to the SERP and how such amount is to be allocated among its participants.

EMPLOYEE AGREEMENTS

     The Company entered into Employment Agreements with Messrs. Rock, Dudman and Heppenstall in 1987 and with Mr. Sutton in 1991, all of whom are current executive officers of the Company. The Board of Directors believes that the Employment Agreements will help assure the continued dedication of, and the availability of objective advice and counsel from, key employees of the Company. Each Employment Agreement has an initial term of three years and is automatically extended for an additional one year at each anniversary date of the Employment Agreement or, if less, until the earlier of the date that the employee attains age 65 or begins to receive benefits from a Company retirement plan. The Employment Agreements set forth the employee's salary and other conditions of employment and entitle the employee to participate in the Company's bonus program and any other benefit program available to executive employees. If the employee's employment is terminated for "cause" (as defined in the Employment Agreement), the employee will only be entitled to a lump sum payment of any amounts then due to be paid. If the employee dies or becomes incapacitated during the term of the Employment Agreement, or if the employee's position is eliminated or becomes redundant or the employee's responsibilities are substantially decreased, the Employment Agreement will be terminated and the employee will be entitled to receive a lump sum payment of all amounts due the employee through the remainder of the term of the Employment Agreement.

     In November 1989, the Employment Agreements were amended to provide that if a third party commences a tender or exchange offer or takes actions to effectuate a "change in control" (as defined therein), the employee will not voluntarily leave the Company's employ until such third party terminates their efforts to effectuate a change in control or a change in control occurs. If the employee is terminated by the Company other than for cause (as defined in the amendment) or elects to terminate his employment under certain circumstances during the one and one-half year period following a change in control, the employee will be entitled to the following benefits: (i) a lump sum payment in cash equal to the sum of (A) three times the employee's base salary, (B) the employee's target incentive level for an award under the Company's stock option plan, (C) the Company contributions made to the employee's account under the 401(k) Plan during the year immediately preceding the change in control and (D) the amount provided for in the Company's executive prerequisite program in effect on the employee's date of termination; (ii) for the twelve-month period from the date of the employee's termination (or until reemployment, if earlier) continued medical, dental and other welfare benefits; (iii) out-placement services and certain other services and reimbursement for expenses up to a maximum of $12,000, (iv) full and immediate vesting of all then outstanding and unexercised stock options held by the employee and a cash payment with respect to each such option (and related SAR) equal to the excess, if any, of the higher of (A) the closing price of the shares subject to the option on the date of the employee's termination of employment or (B) the highest price per share actually paid in connection with the change in control (the "Fair Market Value"), over the exercise price of the option, multiplied by the number of shares of Common Stock subject to the option; (iv) a cash payment with respect to each then unexercised and outstanding related SAR equal to the excess of the Fair Market Value over the exercise price of the SAR; (v) full and immediate vesting of all stock grants and a cash payment with respect to each share held by the employee equal to the Fair Market Value of such share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 4, 1994, certain information relating to the stock ownership of all persons known to the Company to own of record or beneficially more than 5% of the outstanding Common Stock of the Company as of such date. This information is based upon information furnished to the Company by such persons and statements filed with the Securities and Exchange Commission:

                                                               AMOUNT AND NATURE OF   PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     CLASS
    ---------------------------------------------------------  --------------------   ----------
    FMR Corp.................................................    5,107,594 shares       12.9%
      82 Devonshire Street
      Boston, Massachusetts 02109
    J.P. Morgan & Co. Incorporated...........................    2,877,066 shares         7.3
      60 Wall Street
      New York, New York 10260
    Dalton, Greiner, Hartman, Maher & Co.....................    2,239,600 shares         5.7
      630 Fifth Avenue
      Suite 3425
      New York, New York 10111
    NBD Bancorp, Inc.........................................    2,005,060 shares         5.1
      611 Woodward Avenue
      Detroit, Michigan 48226

2. APPROVAL OF AMENDMENT TO SMITH INTERNATIONAL, INC. 1989 LONG-TERM INCENTIVE COMPENSATION PLAN TO INCREASE NUMBER OF SHARES AUTHORIZED THEREUNDER FROM 1,000,000 TO 1,500,000.

     In February 1989, the Board of Directors adopted the 1989 Long-Term Incentive Compensation Plan (the "Plan") and on May 9, 1989, the shareholders of the Company approved the Plan. Unless terminated by the Board of Directors, the Plan would terminate on May 9, 1999. On February 23, 1994, the Board of Directors approved, subject to shareholder approval, an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,000,000 to 2,500,000. Upon approval, the term of the Plan would be extended to April 27, 2004.

     As of February 24, 1994, options to acquire l,002,832 shares of common stock were outstanding under the Plan, including stock options for 199,500 shares which were issued on December 10, 1993 subject to shareholder approval of the amendment discussed herein. The outstanding options have a ten-year term, are exercisable at various dates through December 2003, and are conditioned upon continued employment.

     The following summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained by stockholders of the Company on request to it at 16740 Hardy Street, Houston, Texas 77032, Attention:
Corporate Secretary. For additional information regarding option awards to certain officers, see "Executive Compensation" above.

     The Committee determines awards based upon an officer or employee's ability to influence the Company's performance. Future awards are based on future performance and are, therefore, not determinable. As of the date of this proxy statement, nonqualified stock options have been granted to all Named Officers, two Executive Group employees and 38 Non-Executive Officer employees, for a total of 45 current employees. No directors of the Company have been granted awards under this Plan. Please see "Executive Compensation" above for additional information regarding stock options granted.

     The Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"). All full-time salaried employees of the Company who are engaged in performing management, supervisory, sales, scientific or engineering services or who have been determined by the Committee to be key employees are eligible to receive awards under the Plan.

     The Plan provides for the following types of awards: (a) nonstatutory stock option; (b) stock appreciation right related to an option; (c) stock appreciation right not related to an option; (d) stock award; (e) restricted stock; (f) cash award; and (g) any combination of the foregoing.

     Exercise and Termination of Awards. The purchase price for a nonstatutory stock option is payable in full in cash, its equivalent acceptable to the Company or, at the Committee's discretion, in shares of Common Stock.

     No award under the Plan is assignable or transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the employee only by the employee. If the employment of the employee is terminated for cause or if the employee voluntarily resigns, all of the awards then held by the employee shall immediately expire. If the employment of an employee is terminated by the Company other than for cause or a voluntary resignation, then the award will expire one year thereafter unless by its terms it expires sooner. If the employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the award will expire three years thereafter unless by its terms it expires sooner. If an employee dies or becomes permanently and totally disabled after termination of employment and within the one or three year periods referred to above, the award will expire after the later of one year following the date of death or disability or three years following retirement. In no event may an award be exercised after ten years from the date the award is granted.

     Adjustment of Awards. In the event of any change in the capitalization of the Company, such as a stock dividend or stock split, or in the event of a merger in which the Company is the surviving corporation, the Committee may make an appropriate adjustment to the outstanding awards and the number of shares reserved for issuance under the Plan. In the event of a takeover bid or tender offer for 25% or more of the outstanding securities of the Company, the restrictions on all shares of restricted stock awarded lapse immediately, all outstanding options and stock appreciation rights become exercisable immediately, and all performance objectives are deemed to be met and payment made immediately.

     Amendment of the Plan. The Board of Directors may terminate, modify or amend the Plan at any time without shareholder approval except for amendments that would change the class of persons eligible to receive awards under the Plan, that would materially increase the benefits under the Plan, that would transfer the administration of the Plan to anyone who is not a "disinterested person" under the federal securities laws, or that would increase the number of shares subject to the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

3. APPROVAL OF ARTHUR ANDERSEN & CO. AS AUDITORS

     The Board of Directors has selected Arthur Andersen & Co. to audit the books and records of the Company for its fiscal year ending December 31, 1994. The Company has been advised by Arthur Andersen & Co. that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm's engagement as auditors, tax advisors and consultants.

     Arthur Andersen & Co. has been the Company's independent public accounting firm since 1952. The firm has offices in or convenient to most of the localities within and without the United States where the Company and its subsidiaries operate. Representatives of Arthur Andersen & Co. will be present at the annual meeting, during which they will be afforded the opportunity to make a statement if they so desire, and shareholders will be afforded the opportunity to ask questions.

     If the selection of Arthur Andersen & Co. is not approved by the holders of a majority of the shares represented at the meeting and entitled to vote thereon, or if Arthur Andersen & Co. should decline to act or otherwise become incapable of acting, or if its engagement should otherwise be discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CONTINUED ENGAGEMENT OF ARTHUR ANDERSEN & CO. TO AUDIT THE BOOKS AND RECORDS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1994.

4. OTHER BUSINESS

     The Board of Directors does not intend to present any other business for action at the meeting and the Company has not been advised of any other business intended to be presented by others.

                            SHAREHOLDERS' PROPOSALS

     Proposals of shareholders for consideration at the 1995 annual meeting of shareholders must be received by the Company no later than December 20, 1994, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                 MISCELLANEOUS

     The cost of soliciting proxies for the 1994 annual meeting of shareholders will be borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from shareholders by telephone, telegrams or personal interview. Such individuals may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Additionally, the Company has retained Morrow & Co., 909 Third Avenue, 20th Floor, New York, New York 10022 to assist in the solicitation of proxies and will pay such firm a fee of $6,500 in addition to reimbursement for reasonable out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed for their reasonable out-of-pocket expenses.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993 WILL BE MAILED ON OR BEFORE MARCH 25, 1994, BY FIRST CLASS MAIL TO EACH SHAREHOLDER OF RECORD ON MARCH 4, 1994. THE COMPANY WILL ALSO FURNISH COPIES OF EXHIBITS, IF ANY, TO THE FORM 10-K TO PERSONS REQUESTING EXHIBITS AT $.50 PER PAGE, PAID IN ADVANCE. THE COMPANY WILL INDICATE THE NUMBER OF PAGES TO BE CHARGED FOR UPON WRITTEN INQUIRY. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO:

                              INVESTOR RELATIONS
                              SMITH INTERNATIONAL, INC.
                              P. O. BOX 60068
                              HOUSTON, TEXAS 77205-0068

     Nothing contained in the Form 10-K is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

                                            By Order of the Board of Directors

                                            Neal S. Sutton
                                            Secretary

Houston, Texas
March 25, 1994

                             SMITH INTERNATIONAL, INC.
                Proxy Solicited on Behalf of the Board of Directors
                 For Annual Meeting of Shareholders April 27, 1994
P
          The undersigned hereby constitutes and appoints Douglas L. Rock and
R Loren K. Carroll, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the
O undersigned at the Annual Meeting of Shareholders of SMITH INTERNATIONAL, INC. to be held at the Wyndham Hotel Greenspoint,
X         12400 Greenspoint Drive, Houston, Texas on April 27, 1994 at
          10:00 A.M., and at and adjournments thereof, on all matters coming
Y         before said meeting.

          The election of three directors to      (Change of address/Comments)
          serve until their respective
          successors are elected and shall       ------------------------------
          qualify.                               ------------------------------
                                                 ------------------------------
          Nominees: Benjamin F. Bailar           ------------------------------
                    Douglas L. Rock              (If you have written in the
                    H. Moak Rollins              above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card)

          You are encouraged to specify your choices by marking the appropriate boxes, SEE REVESE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                               SEE REVERSE SIDE

/X/  Please mark your votes as in this example.                          7551


     This proxy will be voted as directed below, or where no direction is given, will be voted "FOR" items 1, 2 and 3 and in the discretion of the proxies on all other matters.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


1.  Election of Directors.        FOR / /       WITHHELD / /
    (see reverse side)

    For, except vote withheld from the following nominee(s):

    --------------------------------------------------------------------------


2.  Approval of amendment to Company's 1989 Long-Term Incentive
    Compensation Plan.

               FOR / /          AGAINST / /          ABSTAIN / /


3.  Approval of Arthur Andersen & Co. as independent auditors of the Company

               FOR / /          AGAINST / /          ABSTAIN / /


4. In the discussion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.


                                                      Comments / /

                                                      Change of Address / /


SIGNATURE(S)                                          DATE
            ---------------------------------------        -------------------

NOTE: Signature(s) should agree with name(s) as printed on this proxy. When signing in a fiduciary capacity, please give title as such.
      Co-fiduciaries and joint owners should each sign.